EXHIBIT 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 1999 (except with respect to the matter discussed in Note 18, as to which the date is March 26, 1999) included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Registration Statement on Form S-3, File No. 33-39691 and Form S-8 Registration Statements, No. 33-22741, No. 33-22742, No. 33-58102, No.
33-62100, No. 333-57001 and No. 333-57005.





                                   ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 26, 1999